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                                                                EXHIBIT 11.1

                             ZORAN CORPORATION
                  COMPUTATION OF NET INCOME PER SHARE (1)
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          YEARS ENDED DECEMBER 31,
                                                    ----------------------------------
                                                      1994         1995         1996
                                                    --------     --------     --------
Weighted average common shares outstanding             1,015        2,391        8,802
Convertible Preferred Stock (2)                        2,027        1,520          -
Dilutive effect of stock options and warrants
  based on the treasury stock method (2)                 -          1,724        1,859
Cheap stock (2)                                        4,094        2,762          -
                                                    --------     --------     --------
Weighted average common shares and
  equivalents                                          7,136        8,397       10,661
                                                    --------     --------     --------
                                                    --------     --------     --------

Net income (loss)                                   $ (4,895)    $    948     $  2,363
                                                    --------     --------     --------
                                                    --------     --------     --------

Net income (loss) per share                         $  (0.69)    $   0.11     $   0.22
                                                    --------     --------     --------
                                                    --------     --------     --------


(1) This exhibit should be read in conjunction with "Significant Accounting Policies - Net income (loss) per share" in Note 2 of the Notes to the Consolidated Financial Statements.

(2) Pursuant to the requirements of the Securities and Exchange Commission, Common Stock, Preferred Stock and common equivalent shares issued during the twelve months prior to the initial public offering are included in the computation for all periods presented.